CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-252883 on Form S-6 of our report dated April 9, 2021, relating to the financial statement of FT 9265, comprising Diversified Equity Strategic Allocation Port. 2Q '21 - Term 7/15/22, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

April 9, 2021